                                 EXHIBIT 23.4

                   CONSENT OF CAPITAL RESOURCES GROUP, INC.

                                                                    EXHIBIT 23.4

                         Capital Resources Group, Inc.
1211 Connecticut Ave., N.W. *  Suite 200 * Washington, DC 20036 * Tel (202) 466-
                            5685* Fax (202) 466-5695



                              March 18, 1998



Board of Directors
Peoples Building and Loan Association
819 Main Street
Tell City, IN 47586

Dear Board Members:

   We hereby consent to the use of our firm's name, Capital Resources Group, Inc. ("CRG") in the Application for Approval of Conversion filed by Peoples Building and Loan Association for permission to convert to a capital stock savings bank and references to the Conversion Valuation Appraisal Report ("Report") and the valuation of Peoples Building and Loan Association provided by CRG. We also consent to the use of our firm's name and references to our Report in the Form SB-2 Registration Statement filed by PCB Holding Company.

                              Very truly yours,

                              /s/ Michael B. Seiler

                              Michael B. Seiler
                              Senior Vice President


MBS/epw